UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 28, 2019, the Letter Agreement dated June 8, 2015 between the Company and Stephen LaNeve, the Company’s President and Chief Executive Officer (the “LaNeve Letter Agreement”), and the Letter Agreement dated October 13, 2015 between the Company and Deina Walsh, the Company’s Chief Financial Officer, each relating to such individual’s employment with the Company, were not renewed by those employees. The Letter Agreements were replaced by Independent Contractor Agreements attached to this Report as Exhibits 10.1 and 10.2

Item 5.02	Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 28, 2019, Stephen LaNeve, the Company’s President and Chief Executive Officer, elected not to renew the LaNeve Letter Agreement. Accordingly, Mr. LaNeve resigned such offices, and Jeffrey Frelick, the Company’s Chief Operating Officer, was appointed by the Company’s Board of Directors as the new President and Chief Executive Officer. Mr. LaNeve will continue as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

There is filed as part of this report the following exhibit.

Exhibit No.	Description

10.1	Independent Contractor Agreement dated as of June 28, 2019 between the Company and Stephen LaNeve.

10.2	Independent Contractor Agreement dated as of June 28, 2019 between the Company and Deina Walsh.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2019	Bone Biologics Corporation

	By:	/s/ JEFFREY FRELICK
	Name:	Jeffrey Frelick
	Title:	President and Chief Executive Officer

3